[VITAL LIVING LOGO]                                                 EXHIBIT 99.1
                                                                    ------------


                  VITAL LIVING, INC. REPORTS FINANCIAL RESULTS
                          FOR THE FIRST QUARTER OF 2005

            Results from Continuing Operations Reflect a 34% Increase
               In Revenues and a 85% Drop in Net Loss for Quarter

           Benefits of the Second Half of 2004 Corporate Restructuring
                             Initiatives Showcased

PHOENIX, Ariz - (BUSINESSWIRE) - May 24, 2005 - Vital Living, Inc. (OTCBB:VTLV) today reported its financial results for the quarter ended March 31, 2005. Revenues were $1,262,000 for the quarter ended March 31, 2005 compared with $943,000 for the quarter ended March 31, 2004, a 34% increase. The net loss was $722,000, or $.01 per basic and fully diluted share, for the 2005 quarter compared with $3,374,000, or $.06 per basic and fully diluted share, for the comparable quarter of 2004.

Commenting  on the  results,  Gregg A.  Linn,  Chief  Financial  Officer  of the
Company, stated, "The dramatic improvement in Vital Living's financial performance during the first quarter demonstrates that our strategy to focus on the development and marketing of our proprietary nutritional and nutraceuticals product mix is working. By disposing of several business interests that were not part of our core competency, eliminating non-core personel and implementing a stringent cost- containment and expense management program, we have reduced our fixed costs, which minimized our cash burn and began to pave the road towards enhanced financial performance."

For the Quarter Ended March 31, 2005 Compared with the Quarter Ended March 31, 2004:

        o Gross profit from continuing operations increased 36% to $591,000 from $435,000;
        o Gross margin percentage from continuing operations increased to 47% from 34%;
        o Net loss from continuing operations decreased 85% to $401,000 from $2,614,000;
        o Net loss before discontinued operations decreased 76% to $722,000 from $3,025,000;

"Looking ahead, we believe that our turnaround strategy will continue to have a positive financial impact. Looking at our reported operating results for the quarter ended March 31, 2005 and adding back all non-cash charges in the quarter, we were marginally cash-flow positive. After consolidating our San Diego operations into our Phoenix facilities and initiating several outsourcing arrangements, we have begun to feel the synergy of these recent initiatives", continued Linn.

About Vital Living, Inc.

Headquartered in Phoenix, Arizona, Vital Living develops or licenses nutraceuticals and markets them for distribution through physicians, medical groups, chiropractic offices and retail outlets. Vital Living develops and tests its nutraceuticals in collaboration with leading medical experts in the nutraceuticals field and has designed them to be incorporated by physicians into a standard physician-patient program in which patients supplement doctor-prescribed pharmaceuticals with its nutraceuticals.

Vital Living is developing unique, safe and naturally derived nutritional products, utilizing advanced drug-delivery technologies, including the Geomatrix(TM) technology through its affiliation with SkyePharma PLC. The
Geomatrix(TM) technology has been provided exclusively for Vital Living's pharmaceutical development in China, and the development of nutraceuticals on a global basis.

For more information on the Company, please visit www.vitalliving.com.

Except for any historical information, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward looking statements in this press release includes improve net cash flow and the success of the Company's cost-cutting efforts and corporate restructuring initiatives. These forward-looking statements involve risks and uncertainties, including activities, events or developments that the Company expects, believes or anticipates will or may occur in the future. A number of factors could cause actual results to differ from those indicated in the forward-looking statements, including the success of the Company's strategy to focus on the development and marketing of its proprietary products, the success of the Company's cost-containment measures, the success of the Company's outsourcing arrangements, the success of the Company's turnaround strategy, and the success of the Company's new product initiatives. Such statements are subject to a number of assumptions, risks and uncertainties. Readers are cautioned that such statements are not guarantees of future performance and those actual results or developments may differ materially from those set forth in the forward-looking statements. The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information or otherwise.


                           FINANCIAL CHARTS TO FOLLOW

                               VITAL LIVING, INC.
                          Consolidated Balance Sheets


                                                                                        March 31,            December 31,
                                                                                    ----------------      -----------------
                                                                                          2005                   2004
                                                                                    ----------------      -----------------
Assets                                                                                (Unaudited)             (Audited)
Current assets:
Cash and cash equivalents                                                                 $ 122,000              $ 466,000
Accounts receivable, trade; net of allowance for doubtful accounts of $38,000
  and $37,000, respectively.                                                                547,000                446,000
Inventory, net of reserve of $54,000 for both periods.                                       57,000                141,000
Marketable securities                                                                       173,000                173,000
Prepaid expenses and other current assets                                                    61,000                 71,000
                                                                                    ----------------      -----------------
   Total current assets                                                                     960,000              1,297,000
                                                                                    ----------------      -----------------

Other assets
Deferred debt issuance costs, net of accumulated amortization of
  $499,000 and $450,000, respectively.                                                      716,000                766,000
Property and equipment, net                                                                  64,000                 70,000
Goodwill                                                                                  3,296,000              3,226,000
License agreement - GEOMATRIX(R), net                                                    20,177,000             20,784,000
Other intangible assets, net                                                                 15,000                 15,000
Other non-current assets                                                                     28,000                 13,000
                                                                                    ----------------      -----------------
    Total other assets                                                                   24,296,000             24,874,000
                                                                                    ----------------      -----------------

Total assets                                                                           $ 25,256,000           $ 26,171,000
                                                                                    ================      =================

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable, trade                                                                 $ 1,548,000            $ 1,864,000
Accrued and other current liabilities                                                     1,720,000              1,566,000
Current portion of long-term debt                                                           472,000                518,000
Notes payable, related parties                                                              162,000                162,000
                                                                                    ----------------      -----------------
   Total current liabilities                                                              3,902,000              4,110,000
                                                                                    ----------------      -----------------

Long-term debt, net of unamortized debt discount of $2,003,000
  and $2,140,000, respectively.                                                           2,283,000              2,146,000
                                                                                    ----------------      -----------------
    Total liabilities                                                                     6,185,000              6,256,000
                                                                                    ----------------      -----------------

Commitments and contingencies                                                                    --                     --
Stockholders' equity
Preferred stock, $0.001 par value, 50,000,000 shares authorized:
Preferred stock - Series D, $0.001 par value, 1,000,000 shares authorized;
  1,000,000 and 1,000,000 shares issued and outstanding, respectively                         1,000                  1,000
Additional paid-in capital - preferred                                                      304,000                304,000
Common stock, $0.001 par value, 150,000,000 shares authorized; 101,387,000
  shares issued, 98,592,000 outstanding                                                     101,000                 99,000
Additional paid-in capital - common                                                      86,848,000             86,733,000
Stock, options, and warrants - unamortized                                                 (391,000)              (214,000)
Treasury stock, 424,000 shares at cost                                                      (72,000)               (72,000)
Accumulated other comprehensive income                                                     (946,000)              (946,000)
Accumulated deficit                                                                     (66,774,000)           (65,990,000)
                                                                                    ----------------      -----------------
    Total stockholders' equity                                                           19,071,000             19,915,000
                                                                                    ----------------      -----------------

Total liabilities and stockholders' equity                                             $ 25,256,000           $ 26,171,000
                                                                                    ================      =================

                               VITAL LIVING, INC.
                     Consolidated Statements of Operations


                                                                         Three Months Ended March 31,
                                                                     -----------------------------------
                                                                        2005                    2004
                                                                    ------------            ------------
Revenue                                                              $ 1,262,000             $   943,000
Cost of goods sold                                                       671,000                 508,000
                                                                    ------------            ------------
  Gross profit                                                           591,000                 435,000
                                                                    ------------            ------------

Administrative expenses
  Salaries and benefits                                                  131,000                 855,000
  Professional and consulting fees                                       102,000                 206,000
  Selling, general and administrative                                    115,000                 461,000
  Research and development                                                30,000                 298,000
  Depreciation and amortization                                          614,000               1,229,000
                                                                    ------------            ------------
    Total administrative expenses                                        992,000               3,049,000
                                                                    ------------            ------------
Net loss from operations                                                (401,000)             (2,614,000)
Other income (expense)
  Other expense                                                         (321,000)              (411,000)
                                                                    ------------            ------------
Net loss before discontinued operations                                 (722,000)             (3,025,000)
                                                                    ------------            ------------
Discontinued operations
  Loss from operations                                                        --                (349,000)
                                                                    ------------            ------------
Loss from discontinued operations                                             --                (349,000)

                                                                    ------------            ------------
Net loss available to common stockholders                               (722,000)             (3,374,000)
                                                                    ------------            ------------

Basic and diluted loss per share before discontinued operations     ($      0.01)           ($      0.05)
Gain (loss) from discontinued operations                             $      0.00            ($      0.01)
                                                                    ------------            ------------
Basic and diluted loss per share available to common stockholders   ($      0.01)           ($      0.06)
                                                                    ============            ============

Weighted average basic and diluted common stock outstanding           99,465,000              60,538,000
                                                                    ============            ============


              FOR MORE INFORMATION ON THE COMPANY, PLEASE CONTACT
     Gregg A. Linn, CFO, 602-952-9909 or via email at glinn@vitalliving.com